                                                                  EXHIBIT 10.18

                            BENEFIT ENHANCEMENT PLAN

         This Agreement, made and entered into as of the ____ day of ____________, 2000 by and between FIRST essex Bank, FSB, a federal saving bank, with its main office in Lawrence, Massachusetts (the "BANK"), First essex Bancorp, Inc. a Delaware corporation (the "HOLDING COMPANY") and the parent company of the Bank, and [William F. Burke] [Wayne C. Golon] [John M. DiGaetano], a key employee and executive of the Bank (the "EXECUTIVE").

                                   WITNESSETH.

         WHEREAS, the Executive is a valuable, key employee of the Bank; and

         WHEREAS, because of the Executive's experience, knowledge of the affairs of the Bank, and reputation and contacts in the banking industry, the Bank deems the Executive's continued employment with the Bank important for its future growth; and

         WHEREAS, it is the desire of the Bank and in its best interest that the Executive's services be retained; and

         WHEREAS, in order to induce the Executive to continue in the employ of the Bank, the Bank has entered into this Agreement to provide him or his beneficiaries with certain benefits in accordance with the terms and conditions hereinafter set forth (the "Plan"); and

         WHEREAS, the Bank desires to establish a trust (as defined in Section 1.23, the "TRUST") and to contribute to the Trust certain assets that shall be held therein, subject to the terms of the Trust, until such time as benefits have been paid to the Executive and his beneficiaries as specified herein;

         NOW, THEREFORE, in consideration of services performed in the past and to be performed in the future as well as of the mutual promises and covenants herein contained, it is agreed as follows:

PART 1. DEFINITIONS

         1.1. ACCRUAL-BASED BENEFIT shall mean benefit of the type chosen by the Executive pursuant to Section 3.1 which is the Actuarial Equivalent of the aggregate of all amounts accrued by the Bank or the Holding Company between the date of this Agreement and the date of determination for the cost of the benefits payable under this Agreement.

         1.2. ACTUARIAL EQUIVALENT shall mean a benefit of equivalent current value to the benefit which could otherwise have been provided to the Executive, computed on the basis of the discount rates, mortality tables and other assumptions then being used by SBERA in determining the actuarial equivalent of payments being made by SBERA to its Pension Plan beneficiaries.

         1.3. ANNUAL ANNUITY EQUIVALENT (a) for the Pension Plan shall be equal to the annual benefit payable under the Pension Plan if all Pension Plan benefits were being paid as a single life annuity; and (b) for a defined contribution plan shall be equal to the annual benefit payable from a single life annuity on the Executive's life from a company holding at least an AA rating from Moody's, Standard & Poor's or an equivalent rating service. For purposes of this section, the

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amount available to invest in said annuity shall be assumed to be the total of the employer's matching contributions to the defined contribution plan on the Executive's behalf, calculated as all amounts actually contributed by the employer as matching contributions to the defined contribution plan plus earnings.

         1.4. BENEFICIARY shall mean the person or persons designated by the Executive in accordance with Section 3.2 hereof to receive benefits under this Agreement after the death of the Executive.

         1.5. BENEFIT LIMITATION shall mean the limitation imposed on amounts payable to certain participants by a retirement plan imposed by Section 415 of the Code.

         1.6. BOARD OR BOARD OF DIRECTORS shall mean the Board of Directors of the Bank, or, where the context requires, the Board of Directors of the Holding Company.

         1.7. CALENDAR YEAR. Any reference to "Calendar Year" shall mean a calendar year from January 1 to December 31.

         1.8. CHANGE IN CONTROL shall have the meaning defined in that certain Special Termination Agreement by and among the Holding Company, the Bank, and the Executive dated as of the 1st day of January, 1994, as amended as of the 16th day of December, 1999.

         1.9. CODE shall mean the Internal Revenue Code of 1986, as amended.

         1.10. COMPENSATION shall mean all compensation reported on the Executive's Form W-2 (Wages, tips, other compensation box) for a Calendar Year, plus amounts contributed by the Executive during said Calendar Year pursuant to a salary reduction agreement which is not includable in the gross income of the Executive under Sections 125, 402(e) (3) or 402(h) of the Code.

         1.11. COMPENSATION CAP shall mean the limit imposed by Section 401(a)(17) of the Code on the maximum amount of compensation that may be taken into account by a retirement plan in determining retirement benefits. Such
Section 401(a)(17) varies in amount for different tax years.

         1.12. DISABILITY. The Executive shall be considered to have a "disability" and be "disabled" when he is no longer capable of performing the material aspects of his employment duties for the Bank as a result of physical and/or mental impairment. The Executive shall be considered to no longer have a "disability" at such time as he returns to work in a position with responsibilities comparable to those inherent in the position in which he as employed on the date he became "disabled."

         1.13. EFFECTIVE DATE. The Effective Date of this Agreement shall be ____________, 2000.

         1.14. FINAL AVERAGE COMPENSATION shall mean the average of the Compensation of the Executive for the three Calendar Years (out of his final five Calendar Years of employment with the Bank) during which his Compensation was the highest.

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         1.15. GOOD REASON shall mean any Terminating Event described in Section
1.21(b).

         1.16. NORMAL BEP BENEFIT. The Normal BEP Benefit shall be a single life annuity (payable in equal monthly installments commencing on the Normal Retirement Date and continuing for the Executive's life) providing an annual benefit in an amount equal to the difference between the Annual Annuity Equivalent of the benefits that would have been payable to the Executive under the Retirement Plans calculated as if the Compensation Cap and the Benefit Limitation had been ignored in calculating such benefits, and the actual Annual Annuity Equivalent payable to the Executive under the Retirement Plans. In each case benefits shall be calculated on the assumption that Retirement Plan benefits were being paid as a single life annuity. As provided in Section 3.1, the Executive may elect to receive the Actuarial Equivalent of such single life annuity paid in a different form, and under certain circumstances provided in this Agreement, the Executive may elect to accelerate the date of payment of the benefit payable under this Agreement.

         1.17. NORMAL RETIREMENT AGE. Normal Retirement Age shall mean the date on which the Executive attains age sixty-five (65).

         1.18. NORMAL RETIREMENT DATE shall mean the later to occur of (a) the date upon which the Executive attains the Normal Retirement Age and (b) the date on which the Executive ceases to be actively employed as an executive officer by the Holding Company.

         1.19. PENSION PLAN shall mean the SBERA Pension Plan maintained by the Bank for the benefit of employees of the Bank and any successor thereto.

         1.20. RETIREMENT PLANS shall mean the Pension Plan and any defined contribution plans (including 401(k) plans) maintained by the Bank or the Holding Company during the Executive's employment.

         1.21. SBERA shall mean the Savings Banks Employees Retirement Association.

         1.22. TERMINATING EVENT shall mean any of the following if they occur within two years after a Change in Control:

                  (a) TERMINATION BY BANK OR HOLDING COMPANY. Termination by the Holding Company or the Bank of the Executive's employment for any reason whatsoever other than (i) the Executive's death or (ii) for "Cause" (as such term is defined in, and in accordance with the procedures set forth in, Section 2.6), or

                  (b) RESIGNATION BY EXECUTIVE. Resignation of the Executive from the employ of the Bank and the Holding company, while the Executive is not receiving payments or benefits from the Holding Company or the Bank by reason of the Executive's disability, following the occurrence of any of the following events

                           (1) a significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to the Change in Control; or

                           (2) a determination by the Executive that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive immediately prior to such Change in Control; or

                           (3) a reduction in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time; or

                           (4) the relocation of the Employers' offices at which the Executive is principally employed immediately prior to the date of the Change in Control to a location more than 25 miles from Andover, Massachusetts, or either Employer's requiring the Executive to be based anywhere other than the Employers' offices at such location; or

                           (5) the failure by either Employer to pay to the Executive any portion of his current compensation or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation under any deferred compensation program of either Employer within seven (7) days of the date such compensation is due; or

                           (6) the failure by either Employer to continue in effect any material compensation, incentive, bonus or benefit plan in which the Executive participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by either Employer to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control; or

                           (7) the failure by either Employer to continue to provide the Executive with benefits substantially similar to those available to the Executive under any of either Employer's life insurance, medical, health and accident, or disability plans or any other material benefit plans in which the Executive as participating at the time of the Change in Control, the taking of any action by either Employer which would directly or indirectly materially reduce any such benefits, or the failure by either Employer to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Employers in accordance with the Employers' normal vacation policy in effect at the time of the Change in Control; or

                           (8) the failure of either Employer to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

         1.23. TRUST AND TRUSTEE. Trustee shall mean the trustee to be appointed under that certain Trust Agreement to be established by the Bank in connection with this Agreement.

PART 2. BENEFITS

         2.1. TERMINATION OF SERVICE AT NORMAL RETIREMENT DATE. If the Executive terminates service as an employee with the Bank on or after the Normal Retirement Date (other than for "Cause", as such term is defined in Section 2.6), he shall receive a Normal BEP Benefit.

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         2.2. TERMINATION OF SERVICE BEFORE NORMAL RETIREMENT DATE. If the
Executive's service as an employee of the Bank terminates (other than by reason of death (which is provided for in Section 2.4) and other than for "Cause" (as such term is defined in Section 2.6) before his Normal Retirement Date, he shall be entitled to receive his Accrual-Based Benefit not later than 60 days after termination of employment.

         2.3. BENEFITS UPON CHANGE IN CONTROL.

                  (a) If within two years following a Change in Control of the Bank a Terminating Event occurs with respect to the Executive, the Executive will be entitled to receive his Normal BEP Benefit, calculated as if the following had occurred: (a) the Executive continued his employment with the Bank until the Normal Retirement Date, (b) the annual rate of his base compensation with the Bank in effect at the time of the termination of employment was increased, on a compound basis, by 4% on each January 1 occurring after the date of termination of employment and prior to the Normal Retirement Date, (c) the Executive's annual compensation was paid in twenty-six equal bi-weekly installments, and (d) the foregoing assumed facts applied in determining the benefits payable under the Pension Plan. The Normal BEP Benefit, as so calculated, will generally be payable at the Normal Retirement Date, provided that, with the consent of the Board of Directors, an Actuarial Equivalent of such benefit may be paid (or commenced) to the Executive or former Executive at an earlier date. In the event that the Executive requests permission to commence receiving his Benefit before his Normal Retirement Date and the Board refuses to grant permission for such early commencement of payments, the Executive may request the Board to reconsider its decision. If the Board has not agreed to permit such early payment by a date which is 15 days after the request for reconsideration is made, the Executive shall have the right to receive upon written application to the Bank the Actuarial Equivalent of such Normal BEP Benefit, less a penalty of 7%.

                  (b) Upon a Change in Control, the Bank shall, as soon as possible, but in no event later than 30 days following the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient, as determined by an actuary appointed by the Trustee, to pay the Executive or his Beneficiary the full benefits to which he or she would be entitled pursuant to the terms of this Agreement as of the date on which the Change in Control occurred assuming that (x) a Terminating Event had occurred with respect to the Executive as of the date of the Change in Control, and (y) the Board had agreed to pay such benefits to the Executive or his Beneficiary, on an Actuarial Equivalent basis, as of the date of the Change in Control. Within the same time period following a Change in Control, the Bank shall make a further irrevocable contribution to the Trust in an amount sufficient to pay for the Trustee's fees and for actuarial, accounting, legal and other professional or administrative services necessary to implement the terms of this Agreement following a Change in Control. Such amount shall be determined by the Trustee's estimate of its fees (as provided in the Trust Agreement) and by estimates obtained by the Trustee from the independent actuaries, accountants, lawyers and other appropriate professional and administrative personnel who provided such services to the Trust or the Bank immediately before the Change in Control.

                  (c) If the Executive would be entitled to receive payment of a benefit under this Section 2.3 and under Section 2.2, the provisions of Section
2.2 shall not apply and this Section 2.3 shall be controlling.

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         2.4. DEATH BENEFIT. If (i) the Executive dies prior to the termination of his employment with the Holding Company and the Bank or (ii) the Executive's employment with the Bank and the Holding Company has been terminated by reason of his having become disabled and he subsequently dies prior to the commencement of payment of any other benefits under this Agreement, then (in lieu of the benefits otherwise payable under this Agreement) a death benefit shall be payable to the Executive's Beneficiary not later than sixty days following the death of the Executive. The death benefit shall be a single lump sum distribution payable not later than 60 days after the date of his death and shall be an amount equal to the Accrual-Based Benefit determined as of the date of the Executive's death.

         2.5. NO BENEFITS UPON DISCHARGE FOR CAUSE. Should the Executive be discharged for Cause in accordance with the procedures set forth in Section 2.6 at any time (before or after his Normal Retirement Date), all Benefits under
Part 2 of this Agreement shall be forfeited. If a dispute arises as to discharge for "Cause", such dispute shall be resolved by arbitration as set forth in
Section 3.11 of this Agreement.

         2.6. DISCHARGE FOR CAUSE. The term "Cause" shall mean the Executive's deliberate dishonesty with respect to the Holding Company or the Bank or any subsidiary or affiliate thereof; conviction of a crime involving moral turpitude; or gross and willful failure to perform (other than on account of a medically determinable disability) a substantial portion of the Executive's duties and responsibilities as an officer of the Holding Company or the Bank, which failure continues for more than thirty days after written notice given to the Executive pursuant to a two-thirds vote of all of the members of the Board then in office, such vote to set forth in reasonable detail the nature of such failure. Notwithstanding the foregoing, the Executive shall not be deemed to have been discharged for "Cause" unless and until there shall have been delivered to him a copy of a certification by the Clerk of the Holding Company or the Bank that two-thirds of the entire Board of Directors of the Holding Company or the Bank found in good faith that the Executive was guilty of conduct which is deemed to be Cause as defined in this Section 2.6 and specifying the particulars thereof, after reasonable notice to the Executive setting forth in reasonable detail the nature of such Cause and an opportunity for him together with his counsel, to be heard before the Board.

PART 3. ADDITIONAL PROVISIONS

         3.1. ALTERNATIVE FORMS OF BENEFIT PAYMENT. Upon becoming subject to the Plan, the Executive shall elect the form of payment by which his benefit is to be paid, PROVIDED that such form is a permitted form of benefit under the SBERA Pension Plan. In any Calendar Year prior to the year in which amounts become payable hereunder, and at least six months prior to the Executive's termination of employment, the Executive may change the form of payment he has elected. Acceptable forms of payment presently include:

                  o     Lump Sum (but only with the permission of the Board)

                  o     Life Annuity

                  o Joint and 50% Survivor Annuity or Joint and 100% Survivor Annuity

         3.2. BENEFICIARY DESIGNATION PROCEDURE. The Executive may designate one or more Beneficiaries to receive specified percentages of any death benefit payments to be paid hereunder.

The Executive shall designate any such Beneficiaries in writing and shall submit such writing to the President of the Bank. Only designated Beneficiaries alive at the Executive's death shall be entitled to share in the benefit payments. Absent a contrary specification by the Executive in writing submitted to the President of the Bank, each Beneficiary alive at the Executive's death (or, in the case of the Beneficiary's death after the Executive's death, the Beneficiary's estate) shall share equally in death benefit payments. If no designated Beneficiary is alive at the Executive's death, his surviving spouse shall be entitled to all death benefit payments. If the Executive dies leaving neither a designated Beneficiary nor a surviving spouse, his estate shall be entitled to any death benefit payments. Except to the extent specifically provided in this Section 3.2, the Executive may not, without the written consent of the Bank, assign to any individual, trust or other organization, any right title or interest in the Insurance Policy nor any rights, options, privileges or duties created under this Agreement.

         3.3. ALIENABILITY AND ASSIGNMENT PROHIBITION. Neither the Executive, his surviving spouse nor any other Beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify or otherwise encumber in advance any of the benefits payable hereunder nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony or separate maintenance owed by the Executive or his Beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. In the event the Executive or any Beneficiary attempts assignment, commutation, hypothecation, transfer or disposal of the benefits hereunder, the Bank's liabilities shall forthwith cease and terminate.

         3.4. BINDING OBLIGATION OF BANK AND ANY SUCCESSOR IN INTEREST. This Agreement shall bind the Executive and the Bank, their heirs, successors, personal representatives and assigns. The Bank expressly agrees that it shall not merge or consolidate into or with another bank or sell substantially all of its assets to another bank, firm or person until such bank, firm or person expressly agrees, in writing, to assume and discharge the duties and obligations of the Bank under this Agreement.

         3.5. AMENDMENT. During the lifetime of the Executive, this Agreement may be amended only with the mutual written assent of the Executive and the Bank.

         3.6. GENERAL. The benefits provided by the Bank to the Executive pursuant to this Agreement are in the nature of a fringe benefit and shall in no event be construed to affect or limit the Executive's current or prospective salary increases, cash bonuses or profit-sharing distributions or credits or his right to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus or other supplemental compensation or fringe benefit plan.

         3.7. HEADINGS. Headings and subheadings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

         3.8. APPLICABLE LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.

         3.9. NAMED FIDUCIARY AND PLAN ADMINISTRATOR. The "Named Fiduciary and Plan Administrator" of this plan shall be the Bank until another administrator is chosen by the Board.

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

As Named Fiduciary and Plan Administrator, the Bank shall be responsible for the management, control and administration of the benefits to be provided under this Agreement. The Named Fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

         3.10. CLAIMS PROCEDURE

                  (a) In the event a dispute arises over benefits under this Agreement and benefits are not paid to the Executive (or to his Beneficiary in the case of the Executive's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Plan Administrator named above within sixty (60) days from the date payments are refused. The Plan Administrator shall review the written claim and if the claim is denied, in whole or in part, they shall provide in writing within sixty (60) days of receipt of such claim their specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based and any additional material or information necessary to perfect the claim. Such written notice shall further indicate the additional steps to be taken by claimants if a further review of the claim denial is desired. A claim shall be deemed to have been denied if the Plan Administrator falls to take any action within the aforesaid ninety-day period.

                  (b) If claimants desire a second review they shall notify the Plan Administrator in writing within ninety (90) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any written issues and comments they may feel appropriate. In its sole discretion, the Plan Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall likewise state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

         3.11. ARBITRATION. Any controversy or claim arising out of or relating to the Agreement, or the breach thereof, or any failure to agree where agreement of the parties is necessary pursuant hereto, including the determination of the scope of this agreement to arbitrate, shall be resolved by the following procedures:

                  (a) The parties agree to submit any dispute to final and binding arbitration administered by the American Arbitration Association (the "AAA"), pursuant to the Commercial Arbitration Rules of the AAA as in effect at the time of submission. The arbitration shall be held in Boston, Massachusetts before a single neutral, independent, and impartial arbitrator (the "Arbitrator").

                  (b) Unless the parties have agreed upon the selection of the Arbitrator before then, the AAA shall appoint the Arbitrator within thirty (30) days after the submission to AAA for binding arbitration. The arbitration hearings shall commence within fifteen (15) days after the selection of the Arbitrator. Each party shall be limited to two pre-hearing depositions each lasting no longer than two (2) hours. The parties shall exchange documents to be used at the hearing no later than ten (10) days prior to the hearing date. Each party shall have no longer than three (3) hours to present its position, and the entire proceedings before the Arbitrator shall be on no more than two (2) hearing days within a two week period. The award shall be made no more than ten
(10) days following the close of the proceeding. The Arbitrator's award shall not include consequential, exemplary, or punitive damages. The Arbitrator's award shall be a final and binding determination of the dispute and shall be fully enforceable in any court of competent jurisdiction. Except in a proceeding to enforce the results of the arbitration, neither party nor the Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties.

         3.12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements, understandings, negotiations, prior draft agreements, and discussions of the parties, whether oral or written.

         3.13. INTERPRETATION. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Unless the context otherwise requires, throughout this Agreement, references to Sections refer to Sections of this Agreement. References to Sections include subsections, which are part of the related Section (e.g., a section numbered "Section 5.5.1" would be part of "Section 5.5" and references to "Section 5.5" would also refer to material contained in the subsection described as "Section 5.5.1"). The recitals hereto constitute an integral part of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the Preamble to this Agreement.

         3.14. EMPLOYMENT. No provision of this Agreement shall be deemed to restrict or limit any existing employment agreement by and between the Holding Company or the Bank and the Executive, nor shall any conditions herein create specific employment rights to the Executive nor limit the right of the Holding Company or the Bank to discharge the Executive with or without Cause or to limit the access of the Executive to the premises or assets of the Bank or the Holding Company. In a similar fashion, no provision shall limit the Executive's rights to voluntarily terminate his employment at any time.

         3.15. COMMUNICATIONS. All notices and other communications hereunder shall be in writing and shall given by hand, sent by facsimile transmission with confirmation of receipt requested, sent via a reputable overnight courier service with confirmation of receipt requested, or mailed by registered or certified mail (postage prepaid and return receipt requested) to the parties at the their respective addresses set forth below (or at such other address for a party as shall be specified by like notice), and shall be deemed given on the date on which delivered by hand or otherwise on the date of receipt as confirmed:

                         To the Holding Company:

                               First Essex Bancorp, Inc.
                               71 Main Street
                               Post Office Box 2070
                               Andover, Massachusetts 01810
                               Attention:

                         To the Executive:

                               William F. Burke

                               ___________________

                               ___________________

         IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument under seal, as of the date first written above.

                                   FIRST ESSEX BANK, FSB.

                                   By:      ______________________________

                                   Name:    ______________________________

                                   Title:   ______________________________


                                   _____________________________
                                   [Officer's name]

The undersigned hereby guarantees the
obligations of First Essex Bank
under the foregoing agreement

FIRST  ESSEX BANCORP, INC.

By:      ______________________________

Name:    ______________________________

Title:   ______________________________

                          BENEFICIARY DESIGNATION FORM


Primary Designation:

        Name                                      Relationship

____________________________________      _______________________

____________________________________      _______________________

____________________________________      _______________________

Contingent Designation:
____________________________________      _______________________

____________________________________      _______________________

____________________________________      _______________________

Form of Payment

                           Lump Sum (but only with the permission of the Board)

                           Life Annuity

                           Joint and 50% Survivor Annuity

                           Joint and 100% Survivor Annuity


____________________________________      _______________________
                                          Date